UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2018
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California, 91803
Address of principal executive offices, including zip code

(626) 293-3400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, EMCORE Corporation (the “Company”) announced that Jikun Kim will leave his position as Chief Financial Officer and Secretary of the Company, effective December 31, 2018 (the “Separation Date”). The Company has commenced an external search to identify a new Chief Financial Officer. Mr. Kim’s departure is not the result of any dispute or disagreement with the Company or any matter related to the Company’s accounting practices or financial statement disclosures.

In connection with Mr. Kim’s departure from the Company, on December 4, 2018 the Company and Mr. Kim entered into a Separation and General Release Agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Kim will receive his accrued and unpaid salary as of the Separation Date, continuation of his monthly base salary for a period of two months following the Separation Date and a lump sum payment of $22,875 in lieu of any cash bonus payment under the Company’s Fiscal Year 2018 Bonus Plan. Mr. Kim’s outstanding equity awards that remain unvested as of the Separation Date will be cancelled and terminated. Mr. Kim’s receipt of the foregoing severance benefits is subject to his execution and non-revocation of a general release agreement at the time of his departure and compliance with certain confidentiality, non-solicitation and other restrictive covenants as provided in the Separation Agreement.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Separation and General Release Agreement, dated December 4, 2018, by and between EMCORE Corporation and Jikun Kim.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated:	December 4, 2018	By: /s/ Jeffrey Rittichier Name: Jeffrey Rittichier Title: Chief Executive Officer